Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NRDC Acquisition Corp.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 25, 2007, on the financial statements of NRDC Acquisition Corp. (a corporation in the development stage) as of July 13, 2007 and for the period from July 10, 2007 (inception) to July 13, 2007, which appears in such Registration Statement.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 25, 2007